UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2006

eLINEAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

                                                        0-27418                                                                            76-0478045
(Commission File Number)                                                             (I.R.S. Employer Identification No.)

2901 West Sam Houston Parkway North, Suite E-300, Houston, Texas 77043
(Address of principal executive offices, including zip code)

(713) 896-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ྑ Written communications pursuant to Rule 425 under the Securities Act.

   ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

   ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2006, eLinear, Inc. (the “Company” or “eLinear”) received a letter from the American Stock Exchange (“AMEX”) stating that the staff (“Staff”) of the Listing Qualifications Department of the AMEX has advised the Amex Hearings Department (“Hearings Department”) that the Company has regained compliance with Sections 134 and 1101 of the Amex Company Guide (“Company Guide”). The letter further stated that the Staff recommended to the Hearings Department that the meeting scheduled for July 18, 2006, to consider the Company’s appeal of the delisting in connection with non-compliance with these sections of the Company Guide be cancelled, and the Hearing Department concurred with that recommendation.

The Company filed its Form 10-QSB for the quarter ended March 31, 2006, on July 18, 2006, and it is current in its Securities Exchange Act of 1934 filings.

On July 18, 2006, the Company issued a press release announcing its results of operations for the quarter ended March 31, 2006. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On July 19, 2006, the Company issued a press release announcing it had regained compliance with Sections 134 and 1011 of the Amex Company Guide. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Inapplicable.

(b)	Pro Forma Financial Information

Inapplicable.

(c)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated July 18, 2006
99.2	Press Release dated July 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLinear, Inc.

                            By: /s/ Tommy Allen
                                _________________________________
                                Tommy Allen
                                Chief Executive Officer

DATE: July 19, 2006